
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund III L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                      58,287,256
<SECURITIES>                                         0
<RECEIVABLES>                                  277,440<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              64,923,866<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                64,923,866<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               346,984<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,312,550
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (2,965,566)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (2,965,566)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (2,965,566)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $201,390 and due from
DWR of $76,050.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $6,359,170.
<F3>Liabilities include redemptions payable of $776,492, accrued management fee of $163,300 and accrued administrative expenses payable of $123,566.
<F4>Total revenue includes realized trading revenue of $3,825,639, net change in unrealized of $(4,796,216) and interest income of $1,317,561.

